Exhibit 10.1

LOCK-UP AGREEMENT
May 17, 2021
Acushnet Holdings Corp.
333 Bridge Street
Fairhaven, Massachusetts 02719
Ladies and Gentlemen:
The undersigned hereby agrees that, without the prior written consent of Acushnet Holdings Corp. (the “Company”), the undersigned will not, during the period ending 30 days after the date hereof (the “Lock-Up Period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Undersigned’s Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition, other than (A) (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or (ii) distributions of the Undersigned’s Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (B) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause (A), (C) transfers to the Company, (D) tenders, sales or other transfers of the Undersigned’s Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, made to all holders of Common Stock involving a Change of Control (as defined below) after the date hereof, provided that in the event that the tender offer, merger, consolidation or other such transaction is not consummated, the Undersigned’s Securities shall remain subject to the restrictions set forth herein, (E) transfers of the Undersigned’s Securities by operation of law or pursuant to an order of a court or regulatory agency; provided that in the case of any transfer or distribution pursuant to clauses (A) or (B), (i) such transfer shall not involve a disposition for value and (ii) each distributee shall execute and deliver to the Company a lock-up letter in the form of this letter agreement (“Letter Agreement”). For purposes of this Letter Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the foregoing restrictions shall not apply to pledges of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to the requirements of one or more credit agreements entered into by the undersigned (the “Pledged Shares”); provided that the pledgee shall (x) if such pledge is in existence prior to the date hereof, execute and deliver to the Company a lock-up letter in the form of this Letter Agreement upon receipt of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any exercise of its rights in respect of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to the terms of such credit agreement and (y) if such pledge occurs on or after the date hereof, execute and deliver to the Company a lock-up agreement in the form of this Letter Agreement at the time such pledge is granted; provided, further, that, for the avoidance of doubt, upon the exercise of remedies and foreclosure of the Pledged Shares by the pledgee pursuant to the terms of such credit agreement as a result of an event of default thereunder, the undersigned may transfer, directly or indirectly, its Pledged Shares to the pledgee.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, or heir of the undersigned.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof. Any action brought in connection with this Letter Agreement shall be brought in the federal or state courts located in the Borough of Manhattan in the City of New York, and the parties hereby irrevocably consent to the jurisdiction of such courts and waive any objections as to venue or inconvenient forum.
[Remainder of page intentionally left blank]

Very truly yours,
MAGNUS HOLDINGS CO., LTD.

By:	/s/ Ho Yeon Lee
Name:	Ho Yeon Lee
Title:	Chief Executive Officer